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                                                                     EXHIBIT 5.1

                           [TOBIN & TOBIN LETTERHEAD]


                                  March 5, 1998




The Board of Directors
Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

         Re: Post-Effective Amendment No. 1 to the Dividend Reinvestment and Stock Purchase Plan Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with the public offering by Redwood Trust, Inc., a Maryland corporation (the "Company"), of shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), with an aggregate value of $38,000,000 pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan as amended to date is described in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 being filed with the Securities Exchange Commission (the "Commission") on the date hereof.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the original Registration Statement on Form S-3, relating to the Common Stock and the Plan, filed with the Commission under the Securities Act on December 17, 1996 (Registration No. 333- 18061)(together with all amendments thereof and exhibits thereto, the "Registration Statement"); (ii) Post-Effective Amendment No. 1 to the Registration Statement, being filed with the Commission under the Securities Act of even date herewith (together with all amendments thereof and exhibits thereto, "Amendment No. 1"); (iii) the Articles of Incorporation of the Company, including all amendments and supplements thereto (collectively, the "Articles of Incorporation"); (iv) the Bylaws, as amended, of the Company; and (v) resolutions of the Board of Directors of the Company relating to the filing of the


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The Board of Directors
Redwood Trust Inc.
March 5, 1998
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Registration Statement and the issuance of the Shares pursuant to the Plan. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except with respect to certain matters of Maryland law.

         Based upon and subject to the foregoing, we are of the opinion and advise you that appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock, that the Common Stock has been duly established in accordance with the terms of the Company's Articles of Incorporation and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the reliance on this opinion by Giancarlo & Gnazzo, A Professional Corporation, tax counsel to the Company, in rendering their opinion to the Company in connection with the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,


                                       /s/ Tobin & Tobin